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             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

           -------------------------------------

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported): October 16, 1996

                      TCSI Corporation
   (Exact name of registrant as specified in its charter)

       Nevada                    0-19377          68-0140975
(State of incorporation)      (Commission       (IRS Employer
                              File Number)    Identification No.)

 2121 Allston Way, Berkeley, California              94704
(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code:  (510) 649-3700

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Item 5.  Other Events.

         On October 16, 1996, TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 28.

                         SIGNATURES

         Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      TCSI Corporation

By: /s/Paul A. Farmer
    -----------------
Paul A. Farmer
Chief Financial Officer

Date: October 16, 1996

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                     INDEX TO EXHIBITS

28.  Press Release, dated October 16, 1996

       TCSI Corporation Reports Third Quarter Results

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For additional information contact:

Leigh Salvo - (510) 649-3404

BERKELEY, California - October 16, 1996 - TCSI Corporation (Nasdaq: TCSI) reported today revenues for the third quarter ended September 30, 1996, were $9.8 million, a decline of 31 percent from revenues of $14.1 million for the same period last year. The Company also reported a net loss of $6.5 million during the quarter ended September 30, 1996 ($0.31 per share). For the quarter ended September 30, 1995, the Company reported net income of $2.1 million and earnings per share of $0.11.

Among the factors that contributed to the loss were the following: increased spending on internally funded product development; reduced follow-on customer funding for the development of certain re-useable solutions; a delay in a substantial follow-on contract with a Regional Bell Operating Company (RBOC); termination of a development agreement to deploy a software solution for a transportation company; and, license agreements, expected to be completed in the third quarter for Object Services Package (OSP) and related products, did not sign.

Cost of services for the third quarter of 1996 was $12.0 million, up from $6.4 million for the same period in 1995.
This increase was attributable, in part, to a $3.3 million one-time charge related to the termination of the transportation agreement.

"We recognize that we must improve our visibility and this is a top priority of the Company. We plan to do this by focusing on applications and sales channel development; taking advantage of our reference base; increasing functional accountability; and finally, improving our processes involved in implementing the Company's software solutions," said Roger Strauch, TCSI's president and chief executive officer. "TCSI has observed significant changes in the buying behavior of our market. Traditionally, our sales cycle was six to nine months, where the customer's information technology organization evaluated our development platform and professional services for an application development contract that would run over multiple quarters. Increasingly, our customers are now including the business user in the buying process. Business users require a substantial business benefits and reference approach to applications evaluation. Cautious in their decision-making, our customers are taking more time up-front to purchase, but because they're interested in applications and more complete solutions, the implementation cycle should be compressed."

TCSI Corporation
TCSI a leading provider of integrated software products and services for the global telecom industry. A pioneer in object-oriented technology, TCSI products and services enable telecom service providers and equipment manufacturers to rapidly meet the growing demand for integrated and automated management of a wide range of networks and services. TCSI serves its customers in offices throughout North America, Europe, and the Pacific Rim.

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             Unaudited Summary Income Statement Information
              (In thousands, except for per share amounts)

                               Three months ended    Nine months ended
                                  September 30,         September 30,
                               ------------------    -----------------
                                 1996       1995      1996       1995
                               -------    -------    -------   -------
Revenues:
  Services                    $  8,835   $ 11,813   $ 34,380  $ 32,285
  Software licensing fees          950      2,267      8,504     7,878
  Equipment                          -          -      7,270         -
                               -------    -------    -------   -------
Total revenues                   9,785     14,080     50,154    40,163

Costs and expenses:
  Services                      12,000      6,439     24,952    17,953
  Equipment                          -          -      6,810         -
  Product development            2,078          -      4,569         -
  Selling, general, and
    administrative               5,993      4,906     17,175    14,348
                               -------    -------    -------   -------
Income (loss) from operations  (10,286)     2,735     (3,352)    7,862

Interest income                    719        269      1,665       712
                               -------    -------    -------   -------
Income before income taxes      (9,567)     3,004     (1,687)    8,574

Provision for income taxes      (3,061)       903       (540)    2,833
                               -------    -------    -------   -------
Net income (loss)             $ (6,506)   $ 2,101   $ (1,147)  $ 5,741
                               =======    =======    =======   =======
Earnings (loss) per share     $  (0.31)   $  0.11   $  (0.06)  $  0.30
                               =======    =======    =======   =======
Shares used in calculation of
  earnings per share            21,027     19,266     20,285    19,079
                               =======    =======    =======   =======

             Unaudited Summary Balance Sheet Information
                          (In thousands)


                                        September 30,   December 31,
                                            1996            1995
                                        -------------   ------------
Assets
------
Cash, cash equivalents,
  and investments                        $  44,126       $  22,027
Receivables                                 13,945          16,500
Other receivables                            5,270               -
Deferred income taxes                        4,442           2,342
Furniture, equipment, and
  leasehold improvements                     7,473           5,134
Other assets                                 5,611           3,507
                                         ---------       ---------
Total assets                             $  80,867       $  49,510
                                         =========       =========

Liabilities and Shareholders' equity
------------------------------------
Accounts payable and other accruals      $   3,355       $   4,005
Accrued compensation and related costs       7,240           4,823
Income taxes                                     -           3,306
                                         ---------       ---------
Total liabilities                           10,595          12,134
Shareholders' equity                        70,272          37,376
                                         ---------       ---------
Total liabilities and
  shareholders' equity                   $  80,867       $  49,510
                                         =========       =========

This financial information should be read in conjunction with the Company's Form 10-Q to be filed with the Securities and Exchange Commission.